INVESTOR AGREEMENT

      This INVESTOR AGREEMENT is dated as of March 31, 1998, by and among DIGITEC 2000, INC., a Nevada corporation (the "Company"), Frank C. Magliato (the "Shareholder") and PREMIERE COMMUNICATIONS INC., a Florida corporation (the "Investor").

                              W I T N E S S E T H:

      WHEREAS, pursuant to the terms of the Investment Agreement of even date herewith (the "Investment Agreement") between the parties hereto, the Investor purchased 61,050 shares of the Company's Series A Preferred Stock, par value $.001 per share ("Series A Preferred Stock");

      WHEREAS, the shares of Series A Preferred Stock are convertible pursuant to their terms into shares of common stock of the Company, par value $.001 per share (the "Common Stock") (such shares of Common Stock, along with any shares of Common Stock or other equity securities of the Company that the Investor may subsequently acquire, are referred to herein as the "Investor Shares"); and

      WHEREAS, the Shareholder owns 1,137,510 shares of the Company's Common Stock (such shares, along with any shares of Common Stock or other equity securities of the Company that the Shareholder may subsequently acquire, are referred to herein as the "Shareholder Shares").

      NOW, THEREFORE, the parties hereto hereby agree as follows:

      1.    RIGHTS OF INCLUSION.

            (a) In the event the Shareholder proposes to Transfer (as such term and other capitalized terms used herein are defined in Section 3 hereof), any Shareholder Shares (the "Transferor Shares") to any Person (the "Buyer"), as a condition to such Transfer, the Shareholder shall cause the Buyer to offer (the "Inclusion Offer") to purchase from the Investor, at the option of the Investor, up to that number of Investor Shares determined in accordance with Section 1(b) on the same terms and conditions as are applicable to the Transferor Shares (including any consideration to be received by the Shareholder in the form of bonuses, consulting fees, noncompetition payments, pursuant to employment arrangements or similar arrangements), provided, that the Investor shall not be required to provide any representation, warranty or other undertaking other than with respect to its ownership of, and authority to Transfer, such Investor Shares free of any liens or encumbrances. The Shareholder shall provide prompt written notice to the Investor (the "Inclusion Notice") setting forth all the terms and conditions of the Inclusion Offer, and the Investor may accept the Inclusion Offer in whole or in part by providing a written notice of acceptance to the Shareholder within ten (10) days of delivery of the Inclusion Notice to the Investor.

            (b) The Investor shall have the right to sell, pursuant to the Inclusion Offer, Investor Shares representing the same percentage of all Investor Shares as the Transferor Shares are
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of all Shareholder Shares. In the event the number of Investor Shares for which the Investor elects to exercise such right, along with the Transferor Shares, exceed the number of shares which the Buyer is willing to purchase, the number of shares to be Transferred to the Buyer by each transferor shall be reduced so that each transferor is entitled to Transfer the same percentage of its shares as each other transferor. If the Investor elects to exercise such right, the Investor may, in its sole discretion, determine the composition of the Investor Shares (i.e., the number of shares of the Series A Preferred Stock and Common Stock to be included in the Investor Shares) to be Transferred to the Buyer pursuant to the Inclusion Offer. In the event the Investor chooses to include any Series A Preferred Stock in the Investor Shares to be Transferred to the Buyer pursuant to the Inclusion Offer, the Investor shall, prior to or simultaneously with such Transfer, convert such Series A Preferred Stock into shares of Common Stock so that such Investor will Transfer only Common Stock to the Buyer.

            (c) The Shareholder shall have ninety (90) days, commencing on the date of the Inclusion Notice, in which to Transfer, on behalf of himself and the Investor, up to the number of shares covered by the Inclusion Offer (including the Transferor Shares) to the Buyer. The terms of such Transfer, including, without limitation, price and form of consideration, shall be as set forth in the Inclusion Notice. If at the end of such ninety (90) day period the Shareholder has not completed the Transfer of the Transferor Shares and the Investor Shares (if any) proposed to be Transferred, the Shareholder may not proceed with such Transfer or any other Transfer without first giving a new Inclusion Notice pursuant to the provisions of this Section 1.

            (d) If the Shareholder is able to complete the Transfer of the Transferor Shares and the Investor Shares (if any) proposed to be Transferred within such ninety (90) day period, at the closing thereof, the Investor shall deliver to the Buyer a certificate or certificates representing the Investor Shares to be Transferred pursuant to the Inclusion Offer, free and clear of all liens and encumbrances, and the Buyer shall pay to the Investor the purchase price for the Investor Shares so Transferred pursuant to this Section 1 and shall furnish such other evidence of the completion of such Transfer and the terms thereof as may be reasonably requested by the Investor.

            (e) The provisions of this Section 1 shall not apply to any Transfer or proposed Transfer by the Shareholder of Shareholder Shares which, together with all other Transfers by the Shareholder of Shareholder Shares on or prior to the date of such Transfer represent ten percent (10%) or less of the Shareholder Shares held by the Shareholder on the date hereof, appropriately adjusted to reflect any stock split, stock dividend, recapitalization or similar event. If any Transfer of the Shareholder Shares, either alone or together with all previous Transfers, exceeds such ten percent (10%) threshold, the exclusion provided by this Section 1(e) shall apply to the Transfer of that number of Shareholder Shares needed to reach the ten percent (10%) threshold and the other provisions of this Section 1 shall apply to the Transfer of all Shareholder Shares in excess of such ten percent (10%) threshold. The Company shall not recognize any purported transfer of the Shareholder Shares in violation of this
Section 1.


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      2.    PREFERRED PROVIDER OF TELECOMMUNICATIONS SERVICES.

            At any time from the date of this Agreement through the earlier of the seventh anniversary of the date of this Agreement or the Company's redemption or conversion of all of the Series A Preferred Stock held by the Investor, but in any event for at least three years from the date hereof, if the Shareholder determines, or if any Person with respect to which the Shareholder exercises control determines, that it will require telecommunications services with respect to the offering of any prepaid or other telephone calling card, the Shareholder agrees that he will or that he will cause such other Person to notify the Investor of the existence of any other telecommunications services arrangement he or it proposes to enter into and the terms and conditions thereof with respect to such offering and grant to the Investor a right of first refusal with respect to providing such telecommunications services on the same or better terms and subject to the same conditions contained in such other arrangement, and upon receipt of such notice (setting forth in detail all relevant terms and conditions of such alternative arrangement), the Investor will have five (5) days thereafter in which to agree to provide all of the telecommunications services on the same terms and conditions.

      3.    DEFINITIONS.

            As used herein, the following terms shall have the respective meanings set forth below:

            "Buyer" shall have the meaning set forth in Section 1(a) hereof.

            "Common Stock" shall have the meaning set forth in the WHEREAS clauses hereof.

            "Company" shall have the meaning set forth in the first paragraph hereof.

            "Investor" shall have the meaning set forth in the first paragraph hereof.

            "Investor Shares" means all Series A Preferred Stock and Common Stock owned by the Investor.

            "Inclusion Notice" shall have the meaning set forth in Section 1(a) hereof.

            "Investor Offer" shall have the meaning set forth in Section 1(a) hereof.

            "Person" means an individual corporation, partnership, limited liability company, firm, association, joint venture, trust, unincorporated organization, governmental body, agency, political subdivision or other entity.

            "Series A Preferred Stock" shall have the meaning set forth in the WHEREAS clauses

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hereof.

            "Shareholder" shall have the meaning set forth in the first paragraph hereof.

            "Shareholder Shares" shall have the meaning set forth in the WHEREAS clauses hereof.

            "Transfer" means, with respect to any security, any direct or indirect sale, transfer, assignment, hypothecation, pledge or any other disposition of such security or any interest therein, other than any sale into any public market for the security where the buyer is not arranged by the Shareholder or his agent.

            "Transferor Shares" shall have the meaning set forth in Section 1(a) hereof.

      4.    MISCELLANEOUS.

            (a) In the event of a breach by any party to this Agreement of its obligations under this Agreement, any party injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

            (b) Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement will be effective against any party hereto unless such modification, amendment or waiver is approved in writing by all parties hereto. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

            (c) All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

            (d) All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or sent by nationally recognized overnight courier service to the parties at the following addresses or facsimile numbers:


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

                  (i)   If to Investor, to
                        Premiere Communications, Inc.
                        3399 Peachtree Road N.E.
                        The Lenox Building
                        Suite 600
                        Atlanta, Georgia  30326
                        Attn: Patrick G. Jones, Esq.
                        Facsimile No.: (404) 262-8540

                        with a copy to:
                        Kilpatrick Stockton LLP
                        Suite 2800
                        1100 Peachtree Street
                        Atlanta, Georgia  30309-4530
                        Attn: David A. Stockton, Esq.
                        Facsimile No.: (404) 815-6555

                  (ii)  If to the Shareholder, to:
                        Mr. Frank Magliato
                        8 West 38th Street
                        New York, New York  10018

                        with a copy to:
                        Edward F. Cox, Esq.
                        Patterson, Belknap, Webb & Tyler, LLP
                        1133 Avenue of the Americas
                        New York, New York  10036-6710

All such notices, requests and other communications will (x) if delivered personally to the address as provided in the Section, be deemed given upon delivery, (y) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt and (z) if delivered by nationally recognized overnight courier service in the manner described above to the address as provided in this Section, be deemed given on the business day following the day it was sent (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section. Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

            (e) The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

            (f) If any provision of this Agreement is held to be illegal, invalid or


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unenforceable, and if the rights or obligations of any party hereto under this
Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

            (g) This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia applicable to a contract executed and performed in such State without giving effect to the conflicts of laws principles thereof.

            (h) This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.


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

                  IN WITNESS WHEREOF, the parties have duly executed this Investor Agreement as of the date first written above.

                                    PREMIERE COMMUNICATIONS, INC.


                                    By:_____________________________________

                                    Title:__________________________________


                                    ________________________________________
                                    FRANK MAGLIATO

                                    DIGITEC  2000, INC.


                                    By:_____________________________________

                                    Title:__________________________________


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